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Exhibit 10.1

                                OPTION AGREEMENT

         This Option Agreement (the "Agreement") is entered into as of October 3, 2006 (the "Grant Date") between Island Pacific, Inc., a Delaware corporation (the "Company") and _______________ (the "Optionee") as follows:

1.       RECITALS

         1.1 The Company by this Agreement is granting to Optionee an option to purchase shares of its Common Stock.

2.       DEFINITIONS

         In addition to those words and phrases defined above and unless otherwise required by the context in which they appear, words and phrases having their initial letters capitalized shall have the following meanings:

         "Affiliate" means as to Optionee a person or entity controlled by, controlling or under common control with Optionee.

         "Agreement" means this Option Agreement (including any schedules, attachments, documents incorporated by reference or modifications agreed to in writing by the Company and Optionee) which sets forth the parties' rights and obligations with respect to the Option.

         "Common Stock" means the common stock of the Company.

         "Expiration Date" means three (3) years from the date of this option.

         "Option" means the right of Optionee to purchase ___________ (_________) shares of Common Stock in accordance with the terms and conditions of this Agreement.

         "Option Price" means $______ per share of Common Stock to be paid by the Optionee upon exercise of the Option.

         "Option Stock" means the shares of Common Stock Optionee shall be entitled to purchase pursuant to this Agreement.

         "Term" means the period commencing on the Grant Date and continuing until the Expiration Date.

3.       OPTION

         3.1 GRANT. Company hereby grants to Optionee the Option to purchase all or any part of the Option Stock on the terms and conditions set forth in this Agreement.

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         3.2 PURCHASE PRICE. The purchase price per share of Option Stock to be paid upon the exercise of this Option shall be the Option Price.

         3.3 RESTRICTIONS ON TRANSFER. This Option shall not be transferable by Optionee other than Optionee's heirs or legatees, to a revocable trust established by Optionee for estate planning purposes, or an Affiliate of Optionee. Any permitted transferee shall also be referred to as Optionee. Upon any attempt to sell, assign, encumber or otherwise transfer this Option in violation of this Agreement, or upon the levy of any attachment or similar process upon this Option, this Option shall immediately become null and void.

         3.4 CHANGES IN EQUITY STRUCTURE; RECAPITALIZATION. If any change is made in the Common Stock (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Option will be appropriately adjusted in the number of shares and price per share of Common Stock.

4.       EXERCISE

         4.1 EXERCISE OF OPTION. Optionee shall be entitled to exercise all or any part of the Option at any time during the Term.

         4.2 EXPIRATION OF EXERCISE RIGHTS. In no event shall this Option be exercisable after the Expiration Date.

         4.3 METHOD OF EXERCISE. Subject to the terms and conditions of this Option, Optionee may exercise the purchase rights represented by this Option in whole or in part, at any time or from time to time, on or after the date hereof and before the Expiration Date, by surrendering this Option at the principal offices of the Company, with the subscription form attached hereto duly executed by the Optionee, and arranging for payment of the Option Price (i) by making payment to the Company of an amount equal to the product obtained by multiplying
(x) the number of shares of Option Stock so purchased by (y) the Option Price, as specified in Section 2, (ii) by delivery of shares of Common Stock already owned by Optionee, which shares are free of all liens, claims and encumbrances of every kind and have an aggregate fair market value (determined as of the date of exercise) equal to the total Option Price for the number of shares of Option Stock purchased, or (iii) through a broker-assisted cashless exercise arrangement that complies with applicable law and is satisfactory to the Company's Board of Directors.

         4.4 FORM OF PAYMENT. Should Optionee choose to exercise this Option pursuant to clause (i) of Section 4.3 above, then payment of the Option Price may be made by (i) a check payable to the Company's order, (ii) wire transfer of funds to the Company, (iii) cancellation of indebtedness of the Company to the Optionee, or (iv) any combination of the foregoing.

         4.5 PARTIAL EXERCISE. Upon a partial exercise of this Option, this Option shall be surrendered by the Optionee and replaced with a new Option or Options of like tenor for the balance of the shares of Option Stock purchasable under the Option. The Option or Options will be delivered to the Optionee thereof within a reasonable time.

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         4.6 NO FRACTIONAL SHARES. No fractional shares may be issued upon any exercise of this Option. If upon any exercise of this Option a fraction of a share results, such fraction shall be rounded upwards or downwards to the nearest whole number.

         4.7 ISSUANCE OF STOCK. This Option shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the shares of Option Stock issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable, the Company shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the number of whole shares of Option Stock issuable upon such exercise.

5.       INVESTMENT INTENT

         This Option is granted on the condition that Optionee's purchase of Option Stock shall be for investment purposes and not with a view to resale or distribution.

6.       NOTICES

         6.1 IN WRITING. All notices, demands, requests, or other communications permitted or required under this Agreement or applicable law shall be in writing.

         6.2 DELIVERY. All such communications may be served personally or may be sent by registered or certified mail, return receipt requested, postage prepaid and addressed to either Optionee or the Company at the addresses appearing beneath the respective party's signature to this Agreement, or at such other address as either party shall have communicated to the other pursuant to this Section. All such communications shall be deemed effectively delivered upon personal service or three (3) days after deposit in the United States Mail.

7.       MISCELLANEOUS

         7.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall inure to the benefit of only the Company, Optionee and their respective successors or assigns.

         7.2 SEVERABILITY. If any provision or provisions of this Agreement are adjudged to be for any reason unenforceable, illegal or void, the remainder of its provisions shall remain in full force and effect.

         7.3 INTEGRATION. This Agreement constitutes the entire understanding of the parties concerning the Option granted hereby. Except as otherwise provided, any changes, modifications, or variations to this Agreement or the Option are invalid unless stated in writing and executed by the Company and Optionee.

         7.4 GOVERNING LAW. This Agreement and the Option granted hereby shall be governed by the laws of the State of California. Any action to enforce or interpret this Agreement shall be brought in the federal or state courts situated in San Diego County, State of California.

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         7.5 ATTORNEYS FEES. If either party brings an action or seeks to enforce or interpret any of the terms or provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs in addition to any other remedy it may be awarded.

         7.6 COUNTERPARTS. This Agreement may be executed in counterparts which shall constitute the whole instrument.

         7.7 TITLES FOR CONVENIENCE; GENDER AND PLURALS. Titles of articles and paragraph headings are for convenience only and shall not affect the construction or interpretation of this Agreement, or any portion thereof. Whenever required by the context hereof, the singular shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter, and vice versa.

         Executed to be effective as of the Grant Date.

Number of Shares of Company Stock            OPTIONEE:
for which the Company Options are
exercisable: _____________
                                             -----------------------------------
                                               [Insert Name]

                                             COMPANY:

                                             ISLAND PACIFIC, INC.
                                             a Delaware corporation


                                             -----------------------------------
                                             By:________________________________
                                             Its:_______________________________


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                               NOTICE OF EXERCISE

This constitutes notice under the appended Option Agreement that I elect to purchase the number of shares for the price set forth below.


                  Number of shares as
                  to which option is
                  exercised:                                 ___________________

                  Certificates to be
                  issued in name of:                         ___________________

                  Total exercise price paid (or number of shares owned by the undersigned and delivered to the Company pursuant to Section
                  4.3 of the
                  Option Agreement).                        $___________________


         I hereby make the following certifications and representations with respect to the number of shares of Common Stock of the Company listed above (the "Shares"), which are being acquired by me for my own account upon exercise of the Option as set forth above:

          I warrant and represent that I have no present intention of distributing or selling the Shares, except as permitted under the Securities Act of 1933 and any applicable state securities laws.

         I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option shall have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company's Certificate of Incorporation, Bylaws and/or applicable securities laws.


                                           ---------------------------------
                                                   (Name)

                                           ---------------------------------
                                                   (Date)